EXHIBIT 2.01
                        Articles of Merger
                                of
                  Diversified Industries, Inc.,
                        a Utah corporation
                          with and into
                           EZ Merger Co
                       a Nevada corporation

THESE ARTICLES OF MERGER are executed and entered into this 15th day of October, 1999, by and between EZ Merger Co, a Nevada corporation (hereinafter referred to as "EZ" or the "Surviving Corporation"), and Diversified Industries, Inc., a Utah corporation (hereinafter referred to as "DII").

                            Witnesseth

                        I. Plan of Merger

Pursuant to these Articles of Merger, it is intended and agreed that DII will be merged with and into EZ and that EZ shall be the Surviving Corporation, as provided below. The terms, conditions, and understandings of the merger are set forth in the Agreement and Plan of Merger between EZ and DII dated as of September 26, 1999, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

            II.  Articles of Incorporation and Bylaws

On the consummation of the merger, the articles of incorporation and bylaws of EZ shall be the articles of incorporation and bylaws of the Surviving Corporation.

               III.  Name of Surviving Corporation

The name of the Surviving Corporation, which will continue in existence after the merger, shall be EZConnect, Inc.

                   IV.  Officers and Directors

The officers and directors of EZ, shall become the officers and directors of the Surviving Corporation.

           V.  Authorized and Outstanding Shares of DII

DII is authorized to issue 100,000,000 shares of common stock, $0.01 par value, of which 6,463,659 shares are issued and outstanding as of the date hereof.

           VI.  Authorized and Outstanding Shares of EZ

EZ is authorized to issue 45,000,000 shares of common stock, par value $0.001 per share, of which 1000 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding as of the date hereof.

              VII.  Approval by Shareholders of DII

Of the 6,463,659 shares of common stock of DII issued and outstanding, 5,088,436 shares were voted in favor of the Agreement and Plan of Merger, with -0- shares voting against or abstaining, all in accordance with the provisions of the Utah Revised Business Corporation Act. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.

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               VIII.  Approval by Shareholder of EZ

Of the 1,000 shares of common stock of EZ issued and outstanding all 1,000 shares were voted in favor of the Agreement and Plan of Merger, with no shares voting against or abstaining, all in accordance with the provisions of the Nevada Revised Statutes. Such shares were voted as a class; no share of any other class of stock were issued and outstanding and entitled to vote thereon.

                 IX.  Statutory Basis for Merger

The merger of DII with and into EZ is allowed pursuant to Section 1107 of the Utah Revised Business Corporation Act and Sections 92A.190 of the Nevada Revised Statutes.

              X.  Agreement of Surviving Corporation

The Surviving Corporation hereby consents and agrees that:

(a) The Surviving Corporation may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of DII as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of DII against the Surviving Corporation;

(b) The Secretary of State of the State of Utah shall be, and hereby is, irrevocable appointed as the agent of such Surviving Corporation to accept service of process in any such proceeding;

(c) The Surviving Corporation's address for any service of process received by the Secretary of State is Nevada Agency and Trust Co, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

(d) Such Surviving Corporation will promptly pay to the dissenting shareholders of DII the amount, if any, to which they shall be entitled under the provisions of the Utah Revised Business Corporation Act with respect to the rights of dissenting shareholders; and

(e) The Surviving Corporation shall keep on file at its principal place of business a copy of the Agreement and Plan of Merger, as filed in the State of Utah, which will be provided, without cost, to shareholders of the Surviving Corporation when request.

IN WITNESS WHEREOF, the undersigned corporations, acting by their respective Presidents and Secretaries, have executed these Articles of Merger as of the date first above written.

                                          Diversified Industries, Inc.
Attest:                                   a Utah corporation
By: /S/ Elliott N. Taylor, Secretary      By: /S/ Frank Gillen, President

                                          EZ Merger Co
Attest:                                   a Nevada corporation
By: /S/ Elliott N. Taylor                 By: /S/ Frank Gillen, President

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STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 15th day of October, 1999, personally appeared before me Frank Gillen and Elliott Taylor, the President and Secretary, respectively, of Diversified Industries, Inc., a Utah corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Diversified Industries, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL

/S/
-----------------------
Notary Public

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 15th day of October, 1999, personally appeared before me Frank Gillen, the President of EZ Merger Co, a Nevada corporation, who being by me first duly sworn, severally declared that he is the person who signed the foregoing documents as President of EZ Merger Co, a Nevada corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL

/S/
-----------------------
Notary Public

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                                Plan of Merger
                                of
                   Diversified Industries, Inc.
                               and
                           EZ Merger Co

THIS PLAN OF MERGER (the "Plan") dated as of September 26, 1999 is entered into by and between Diversified Industries, Inc., a Utah corporation ("DII"), and EZ Merger Co, a Nevada corporation ("EZ"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                             Premises

WHEREAS, EZ is a corporation duly organized and existing under the laws of the state of Nevada, having an authorized capital of 45,000,000 shares of common stock, par value $0.001 per share (the "Common Stock of EZ"), of which 1000 shares are issued and outstanding as of the date hereof and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding;

WHEREAS, DII is a corporation duly organized and existing under the laws of the state of Utah, having an authorized capital of 100,000,000 shares of common stock, par value $0.01 per share (the "Common Stock of DII"), of which 6, 463,659 shares are issued and outstanding as of the date hereof; and

WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Plan providing for the merger of DII with and into EZ with EZ as the surviving corporation as authorized by the statutes of the states of Utah and Nevada.

                            Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of DII to be converted into shares of stock of EZ and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                            Article I
             Merger and Name of Surviving Corporation

On the effective date of the merger, DII and EZ shall cease to exist separately and DII shall be merged with and into EZ, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "EZConnect, Inc." or such other name as may be available and to which the parties may agree.

                            Article II
                  Terms and Conditions of Merger

The terms and conditions of the merger (in addition to those set forth elsewhere in this Plan) are as follows:

(a)  On the Effective Date of the merger:

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(1) DII shall be merged into EZ to form a single corporation, and EZ shall be designated herein as the Surviving Corporation.

(2) The separate existence of DII shall cease.

(3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Nevada.

(4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

(b) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of EZ immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

(c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of EZ immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

                           Article III
              Manner and Basis of Converting Shares

The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the merger into effect are as follows.

(a) Each share of Common Stock of DII outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of EZ which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect

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thereto.  After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of DII shall be entitled, on surrender thereof along with the payment of $15 to DII transfer agent Colonial Stock Transfer, 440 East 400 South, Suite 1, Salt Lake City, Utah 84111, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of EZ, which such shares shall have converted into. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the merger represented shares of Common Stock of DII) shall for all purposes evidence the ownership of the shares of EZ into which such shares shall have been converted.

(b) All shares of the Common Stock of EZ into which shares of the Common Stock of DII shall have been converted pursuant to Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of DII, as applicable.

(c) If any certificate for shares of EZ is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to EZ or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of EZ in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of EZ or any agent designated by it that such tax has been paid or is not payable.

                            Article IV
             Certificate of Incorporation and Bylaws

The articles of incorporation of EZ shall, on the merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner provided by law. The bylaws of EZ shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

                            Article V
                       Shareholder Approval

This Plan shall be submitted to the stockholders of each of the Constituent Corporations as provided by the laws of the States of Utah and Nevada. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the applicable laws, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the states of Utah and Nevada.

                            Article VI
                      Officers and Directors

The officers and directors of EZ shall remain the officers and directors of EZ, after the Merger, and such officers and directors shall serve until the next annual meeting of shareholders and until such time as their successors are duly elected and shall qualify.

                           Article VII
 Approval and Effective Date of the Merger; Miscellaneous Matters

1. The merger shall become effective when all the following actions shall have been taken:

(a) This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the states of Utah and Nevada;

(b)This Plan, or certificate of merger in the form required, executed and verified in accordance with the laws of the states of Utah and Nevada, shall be filed in the Offices of the Secretary of State of Utah and Nevada; and

(c) The date on which such actions are completed and such merger is effected is herein referred to as the "Effective Date."

2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of DII acquired or to be acquired by, or as a result of, the merger, the officers and directors of DII or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

3. The Surviving Corporation may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of DII as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of DII against the Surviving Corporation.

4. The Secretary of State of the State of Utah shall be irrevocable appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding;

5. The Surviving Corporation's address for any service of process received by the Secretary of State is Nevada Agency and Trust Co, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

6. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

7. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

8. This Plan shall be governed by and construed in accordance with the laws of the state of Nevada.

The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, the president and secretary of DII, and the president of EZ, do hereby execute this Plan of Merger this 26th day of September, 1999, declaring and certifying that this is our act and deed and the facts herein stated are true.

                                          Diversified Industries, Inc.
Attest:                                   a Utah corporation
By: /S/ Elliott N. Taylor, Secretary      By: /S/ Frank Gillen, President

                                          EZ Merger Co
Attest:                                   a Nevada corporation
By: /S/ Elliott N. Taylor                 By: /S/ Frank Gillen, President

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 15th day of October, 1999, personally appeared before me Frank Gillen and Elliott Taylor, the President and Secretary, respectively, of Diversified Industries, Inc., a Utah corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Diversified Industries, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL

/S/
-----------------------
Notary Public

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 15th day of October, 1999, personally appeared before me Frank Gillen, the President of EZ Merger Co, a Nevada corporation, who being by me first duly sworn, severally declared that he is the person who signed the foregoing documents as President of EZ Merger Co, a Nevada corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL

/S/
-----------------------
Notary Public

                      OFFICER'S CERTIFICATE
                   DIVERSIFIED INDUSTRIES, INC.

 I, Frank Gillen, President of Diversified Industries, Inc., a Utah corporation ("DII"), hereby certify in accordance with the Utah Revised Business Corporation Act that the Plan of Merger to which this certificate is attached, after having been first duly approved and adopted by DII and EZ Merger Co, a Nevada Corporation ("EZ"), was duly approved and adopted pursuant to section 16-10a-1107 of the Utah Revised Business Corporation Act of the State of Utah by the vote of holders of a majority of all of the outstanding stock of DII; and that thereby the Plan of Merger was duly adopted as the act of the stockholders of said corporation and is the duly adopted agreement and act of said corporation.

I have executed this certificate this 15th day of October, 1999.

By: /S/ Frank Gillen, President

                      OFFICER'S CERTIFICATE
                           EZ Merger Co

I, Frank Gillen, President of EZ Merger Co, a Nevada corporation ("EZ"), hereby certify in accordance with the Nevada Revised Statutes that the Plan of Merger to which this certificate is attached, after having first duly approved and adopted pursuant to section 92A.190 of the Nevada Revised Statutes by the vote of holders of a majority of all of the outstanding stock of EZ; and that thereby the Plan of Merger was duly adopted as the act of the stockholders of said corporation and is the duly adopted agreement and act of said corporation.

I have executed this certificate this 15th day of October, 1999.


By: /S/ Frank Gillen, President

                   EXECUTION AND ACKNOWLEDGMENT

     The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, having been adopted by the stockholders of Diversified Industries, Inc. ("DII"), in accordance with the Utah Revised Business Corporation Act and the laws of the State of Utah, and the majority vote of the stockholders of EZ Merger Co, a Nevada corporation ("EZ"), in accordance with the Nevada Revised Statutes and the laws of the State of Nevada the president and secretary of DII and the president EZ do hereby execute this Plan of Merger this 15th day of October, 1999, declaring and certifying that this is our act and deed and the facts herein stated are true.

                                          Diversified Industries, Inc.
Attest:                                   a Utah corporation
By: /S/ Elliott N. Taylor, Secretary      By: /S/ Frank Gillen, President

                                          EZ Merger Co
Attest:                                   a Nevada corporation
By: /S/ Elliott N. Taylor                 By: /S/ Frank Gillen, President

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 15th day of October, 1999, personally appeared before me Frank Gillen and Elliott Taylor, the President and Secretary, respectively, of Diversified Industries, Inc., a Utah corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Diversified Industries, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL

/S/
-----------------------
Notary Public

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 15th day of October, 1999, personally appeared before me Frank Gillen, the President of EZ Merger Co, a Nevada corporation, who being by me first duly sworn, severally declared that he is the person who signed the foregoing documents as President of EZ Merger Co, a Nevada corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL

/S/
-----------------------
Notary Public